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                         THE BROOKLYN UNION GAS COMPANY AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEET


                                                  December 31,       September 30,
                                                      1993               1993
                                                  (Unaudited)          (Audited)
                                                  _____________      _____________
                                                       (Thousands of Dollars)

    Assets

    Property
       Utility, at cost                          $   1,531,846      $   1,523,894
       Accumulated depreciation                       (330,148)          (333,468)
       Gas exploration and production, at cost         226,190            205,328
       Accumulated depletion                           (96,679)           (90,237)
                                                  _____________      _____________
                                                     1,331,209          1,305,517
                                                  _____________      _____________
    Investments in Energy Services                      79,102             66,682
                                                  _____________      _____________
    Current Assets
       Cash                                             16,094             10,834
       Temporary cash investments                           25             10,425
       Common stock proceeds receivable                    -               44,910
       Accounts receivable                             382,460            230,688
       Allowance for uncollectible accounts            (14,323)           (14,212)
       Gas in storage, at average cost                  97,656            102,516
       Materials and supplies, at average cost          11,622             11,084
       Prepaid gas costs                                10,899             13,725
       Prepaid taxes and other                          16,907             37,304
                                                  _____________      _____________
                                                       521,340            447,274
                                                  _____________      _____________
    Deferred Charges                                   158,271             78,374
                                                  _____________      _____________
                                                 $   2,089,922      $   1,897,847
                                                  =============      =============
    Capitalization and Liabilities

    Capitalization
       Common stock,$.33 1/3 par value stated at $     472,559      $     465,097
       Retained earnings                               282,269            255,979
                                                  _____________      _____________
         Total common equity                           754,828            721,076
       Preferred stock, redeemable                       7,500              7,500
       Long-term debt                                  695,100            689,300
                                                  _____________      _____________
                                                     1,457,428          1,417,876
                                                  _____________      _____________
    Current Liabilities
       Accounts payable                                185,853            163,876
       Dividends payable                                16,329             15,868
       Commercial paper                                 11,500               -
       Taxes accrued                                    27,977             15,345
       Customer deposits                                22,086             21,584
       Customer budget plan credits                     33,743             17,296
       Interest accrued and other                       49,140             53,491
                                                  _____________      _____________
                                                       346,628            287,460
                                                  _____________      _____________
    Deferred Credits
       Federal income tax                              225,166            139,289
       Unamortized investment tax credit                22,805             23,074
       Other                                            37,895             30,148
                                                  _____________      _____________
                                                       285,866            192,511
                                                  _____________      _____________
                                                 $   2,089,922      $   1,897,847
                                                  =============      =============




    See accompanying notes to condensed consolidated financial statements.

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